UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 20, 2012

GelTech Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-52993	56-2600575
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1460 Park Lane South, Suite 1

Jupiter, Florida 33458

(Address of Principal Executive Office) (Zip Code)

(561) 427-6144

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

On July 20, 2012, FireIce Gel, Inc. (the “Company”), a wholly-owned subsidiary of GelTech Solutions, Inc. entered into an Exclusive Distribution Agreement (the “Agreement”) with Xinfang Group, a Chinese corporation (the “Distributor”).  Pursuant to the Agreement, the Company granted the Distributor the exclusive right to market, promote and sell FireIce in the People’s Republic of China, Hong Kong, Macau and Taiwan.  To maintain their exclusivity and pricing under the Agreement, the Distributor will be required to purchase a minimum of $87.9 million over the 10 year term of the Agreement, including $6.0 million in the first year, $7.2 million in the second year and 5% increases thereafter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GELTECH SOLUTIONS, INC.

July 24, 2012	By:	/s/ Michael Cordani
Michael Cordani, Chief Executive Officer